As filed with the Securities and Exchange Commission on                           , 2008
Registration No. 333-55252

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Lowe’s Companies, Inc.
(Exact name of Registrant as specified in its Charter)

North Carolina	56-0578072
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1000 Lowe’s Boulevard
Mooresville, North Carolina	28117
(Address of principal executive offices)	(Zip Code)

Gaither M. Keener, Jr. Esq.
Senior Vice President, General Counsel, Secretary
and Chief Compliance Officer
Lowe’s Companies, Inc.
1000 Lowe’s Boulevard
Mooresville, North Carolina 28117
(Name and address of agent for service)
(704) 758-2250
(Telephone number, including area code, of agent for service)
Copy to:
Ernest S. DeLaney, III
Dumont Clarke, IV
Moore & Van Allen PLLC
100 North Tryon Street, Suite 4700
Charlotte, North Carolina 28202-4003
(704) 331-1000

     Approximate date of commencement of proposed sale to the public: Not Applicable
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
     An aggregate principal amount of $1,500,000,000 of the Registrant’s debt securities (the “Debt Securities”) and the shares of the Registrant’s common stock issuable upon conversion of the Debt Securities were registered under the Securities Act of 1933, as amended, by the filing of a Registration Statement on Form S-3 (File No. 333-55252) (the “Registration Statement”). Pursuant to the Registration Statement, the Registrant issued $550,000,000 Senior Convertible Notes due 2021 (the “Senior Notes”).
     Pursuant to the undertakings in Item 17 of the Registration Statement, the purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister all shares of the Registrant’s common stock that were registered thereunder but not issued upon the conversion of the Senior Notes as of June 30, 2008, on which date the Registrant redeemed all of the remaining outstanding Senior Notes.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mooresville, State of North Carolina, on August 22, 2008.

LOWE’S COMPANIES, INC.
By:	/s/ Gaither M. Keener, Jr.
Gaither M. Keener, Jr.
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date

/s/ Robert A. Niblock Robert A. Niblock	Chairman of the Board of Directors, Chief Executive Officer and Director (Principal Executive Officer)	August 22, 2008

/s/ Robert F. Hull, Jr. Robert F. Hull, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 22, 2008

/s/ Matthew V. Hollifield Matthew V. Hollifield	Senior Vice President and Chief Accounting Officer	August 22, 2008

/s/ Leonard L. Berry, Ph.D. Leonard L. Berry, Ph.D.	Director	August 22, 2008

/s/ Peter C. Browning Peter C. Browning	Director	August 22, 2008

/s/ David W. Bernauer David W. Bernauer	Director	August 22, 2008

/s/ Dawn E. Hudson Dawn E. Hudson	Director	August 22, 2008

/s/ Robert A. Ingram Robert A. Ingram	Director	August 22, 2008

/s/ Robert L. Johnson Robert L. Johnson	Director	August 22, 2008

Signature	Title	Date

/s/ Marshall O. Larsen Marshall O. Larsen	Director	August 22, 2008

/s/ Richard K. Lochridge Richard K. Lochridge	Director	August 22, 2008

/s/ S. Thomas Moser S. Thomas Moser	Director	August 22, 2008

/s/ Stephen F. Page Stephen F. Page	Director	August 22, 2008

/s/ O. Temple Sloan, Jr. O. Temple Sloan, Jr.	Director	August 22, 2008